Exhibit 10.24

Loan Agreement

(Used for Short-term, Medium-term, and Long-term Loan)

This Loan Agreement (the “Agreement”) is made and entered into by SemiLEDs Optoelectronics Co. Ltd., represented by Chairman Trung Doan (hereinafter the “Borrower”) and the guarantor who shall act as a joint and several guarantor for the Borrower (hereinafter the “Guarantor”, and the Guarantor and the Borrower hereinafter collectively the “Obligors”) for application of the loan facility from E. Sun Bank (hereinafter the “Bank”). In addition to comply with the Credit Facility Agreement, the Joint Guarantee Agreement and other agreements entered into with the Bank, The Obligors agree to comply with the terms and condition as follows:

1.     The Borrower may apply loan to the Bank in accordance with the Agreement during the term from March 18, 2010 to March 18, 2011 (the “Term”). The loan line is set at NTD 47,500,000. The first take-down shall be made on or prior to Mach 18, 2011; otherwise the Agreement shall promptly expire.

2.     The take-down and the lending period should be made in accordance with (2) of the follows:

(1)   If the one time take-down is made during the Term set forth in Article 1 of the Agreement, the Borrower may not make another take-down. The lending period is totally        years and        months calculated from    /date to    /date.

(2)   The Borrower may make multiple take-downs during the Term set forth in Article 1 of the Agreement. However, the lending period of each take-down may not exceed five (5) years. When the line of the take-down is used, it may not be revolved after each take-down has been paid off. The Borrower should provide the take-down application indicating the intended sum of the loan, and the loan will be released accordingly upon the Bank’s agreement. The lending period shall be indicated on the take-down application.

(3)   When the revolving take-down is made, the maximum lending period of each revolving take-down may not exceed         . The Borrower should provide the take-down application indicating the intended sum of the loan, and the loan will be released accordingly upon the Bank’s agreement. The lending period shall be indicated on the take-down application.

3.     The Borrower agrees that the loan is deemed received when the Bank released each loan fund into the bank account that the Borrower opens with the Bank, or the drawdown made by the Bank upon the instruction of the Borrower.

4.     The interests of the loan accrued shall be calculated in accordance with (2) below:

(1)   From the date of the loan, the interests accrued shall be calculated based on the markup base annual interest rate at        %, (the current annual interest rate is        %). This markup interest rate shall be adjusted in accordance with the Bank’s adjustment to its base annual interest rate.

(2)   From the date of the loan, the interests accrued shall be calculated based on the fixed deposit interest rate marking up annual interest rate of 1.0%, (the current annual interest rate is 1.91%). This markup interest rate shall be adjusted in accordance with the Bank’s adjustment to its fixed deposit interest rate.

(3)   From the date of the loan, the interests accrued shall be calculated based on the fixed annual interest rate of        %.

(4)   From the date of the loan, the interests accrued shall be calculated based on the annual interest rate indicated in the take-down application.

(5)   From the date of the loan, the interests accrued shall be calculated based on the fixed deposit interest rate marking  up annual interest rate of 0.80%, this markup interest rate shall be adjusted in accordance with the Bank’s adjustment to its fixed deposit interest rate. However after the markup, the interest rate may not be lower than 1.80% of the annual interest rate.

5.     The illustration of pricing of the base interest rate and the fixed interest rate index

I. Base Interest Rate

(1) Pricing Basis: interest rate = last three financial arithmetic mean of the overnight call rate + a certain percentage, “the financial industry last three months the arithmetic average of the overnight rate,” being based on the financial sector of the arithmetic mean of the overnight rate announced by the “Inter-bank Call Center”,  “a certain percentage of” being set by reference to capital costs, operating costs, and interest rate risks and other factors of the Bank, which the Bank may review and adjust as the market changes.
(2) Rate sampling: based on the financial sector of the arithmetic mean of the overnight rate announced by the “Inter-bank Call Center’ for the three full months before the date of adjustment (rounded to take to the second decimal).

(3) Adjustment Frequency and Method:

☐(a) base interest rate regularly adjusted once every three months, adjustment date being annual 3 / 23, 6 / 23, 9 / 23, 12/23 (as adjusted on a holiday, a next business day serving as an adjustment date).

Adjustment Frequency Compiled Table

Adjustment time	3/23	6/23	9/23	12/23
Available period	3/23-6/22	6/23-9/22	9/23-12/22	12/23-3/22
Sampling Date	12/1-2/29	3/1-5/31	6/1-8/31	9/1-11/30

☐(b) base interest rate regularly adjusted once each month; the adjustment date is 23th every month (as adjusted on a holiday, a next business day serving as an adjustment date).

(4) In case of occurring significant force majeure factor (for example sampling organization having merged, being eliminated, or being unable to provide financial sector overnight call rate etc.), the Bank shall change the pricing basis of the base interest rate.

II Fixed Deposit Interest Rate Index

(1) Pricing Basis: fixed deposit interest rate index is set in accordance with the average base of “one-year fixed-rate regular savings deposits” of the sample reference banks among the Bank of Taiwan, Zhanghua Bank, Hua Nan Bank, First Commercial Bank,  Taiwan Cooperative Bank, Land Bank, Mega International Commercial Bank, Cathay United Bank, Taiwan Small and Medium-sized Enterprise Bank and Chinese Trust Commercial Bank and other well-known reference samples selected banks ( which shall be based on the Bank website announcement when appropriating the fund).

(2) Adjustment Frequency and Method:

☐ (a) fixed deposit rate index adjusted once every three months, adjustment date for each of the 2 / 21, 5 / 21, 8 / 21 and 11/21 (as adjusted on a holiday, a next business day serving as an adjustment date), sampling date for the adjustment from the 11th date to 17th date of the same month for average interest rate as a basis, the time being based on the announcement made by the Central Bank on that day. Index is subject to the second decimal point, rounding the third decimal point.

Adjustment Frequency Compiled Table

Adjustment time	2/21	5/21	8/21	11/21
Available period	2/21-5/20	5/21-8/20	8/21-11/20	11/21-2/20
Date collected	2/11-2/17	5/11-5/17	8/11-8/17	11/11-11/17

☒ (b) fixed deposit rate index adjusted once every month, adjustment date for each of the twentieth date (as adjusted on a holiday, a next business day serving as an adjustment date), sampling date for adjustment from the twenty first date of a month to the twentieth date of a next month for average interest rate as a basis, the time being based on the announcement made by the Central Bank on that day. Index is subject to the second decimal point, rounding the third decimal point.

(3) If there is one of the following circumstances, the Obligors agree that the Bank may change the full set of sample reference banks of the fixed deposit rate index, and replace them with other domestic banks.

(a) When the sample reference banks have merged, are merged, eliminated, closure, bankruptcy, reorganization or has one of the circumstances of having been ordered to suspend business, being regulatory, and being taken over, according to Article 62 of the Banking Act.

(b)  One of the sample reference banks stops a sale of one-year periodic deposit products with fixed rate.

III  Announcement: the adjusted base rate and fixed deposit rate index will be published on the board of “ deposit/loan rate table ” of various business units of the Bank and the Bank website (www.esunbank.com.tw).

6.     Payment of the principal and interests should be made to the Bank in accordance with (3) of the follows:

(1)   Interests monthly paid, principal paid when due.

(2)   Interests monthly paid, principal paid by     monthly or     quarterly.

(3)   Principal and interests are monthly paid in compliance with the annuity method; when floating interest rate is applied, the Borrower agrees that the interests accrued be adjusted according to the floating interest rate.

(4)   During the grace period from the date of the loan to              /date, only the monthly payment of the interests accrued should be paid.  After the grace period expires, the principal and interests shall be paid monthly in compliance with the annuity method. When floating interest rate is applied, the Borrower agrees that the interests accrued be adjusted according to the floating interest rate.

(5)   (blank)

7.     When the Borrower defaults on paying off the principal, the Borrower shall pay the delay interest according to Article 4; When the Borrower defaults on paying off the principal or its interest within six months , the delay interest is ten percent, beyond six months, the penalty being twenty percent. The Obligors shall be jointly and severally responsible for the necessary expenses arising from respective claim of enforcement under the Agreement by the Bank.

8.     The Borrower hereby authorizes the Bank to automatically transfer the deposit from the account number 1126-940-001286 of the demand deposit as opened by the Borrower in the Bank to set off the loan and its related expenses (including principal, interest, liquidated damages, fees, insurance premiums, the enforcement of the claims and attorneys fees etc.), by using automated equipment or by the Bank from any of the persons entitled to sign deposit withdrawal certificate, without the bank book, withdrawal slip or check of the Borrower, which shall be processed in accordance with the regulations of the Bank, and before all the debts are paid off, the Borrower shall not settle the said deposit account and the Agreement shall serve as a proof of the authorization.

9.     The Guarantor shall be jointly and severally liable for the principal, interest, delay interest, penalty, damages and other subordinate claims which the Borrower is liable under the Agreement. The Guarantor shall not withdraw from its obligation as a guarantor. Failure to sign on the take-down application by the Guarantor may not be used as an excuse to refuse to perform as a guarantor.

10.   The performance place of this Agreement is located in Hscinchu bench of the Bank. Both parties agree that Taiwan Taipei District Court or Hsinchu District

Court be the forum should the suit involves the Agreement is initiated.

To: E. Sun Bank

The Obligors hereby agree and sign the Agreement and declare their thorough understanding of the contents of the Agreement after reviewing for reasonable time.

The Borrower: SemiLEDs Optoelectronics Co. Ltd.

(Original Stamp):

Responsible Person: Trung Doan

Address: 3-4F, No. 11 Ke Jumg Rd., Chu-Nan Site, Hsinchu Science Park, Chu-Nan 350 Miao-Li County, Taiwan, R.O.C.

Guarantor:

Address:	(Original Stamp):

Guarantor:

Address:	(Original Stamp):

Guarantor:

Address:	(Original Stamp):

Guarantor:

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Guarantor:

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Date : July 22nd, 2009

Credit Facility No.: 001455

Stamp:                                         Handled by:                                         Cross Reference:

Promissory Note

Pay to the order of E.Sun Bank or its designator                 without conditions

1. The interest is paid monthly from the date of the promissory note, calculated by☐ base rate☐ monthly base rate☒ fixed deposit rate for one month marking up 1.0% of annual interest rate (current annual rate being 1.91%) on ☐a fixed basis☒ a variable basis. If the interest rate is paid on a variable basis, the above-mentioned interest rate shall be adjusted in accordance with☐ base rate☐ monthly base rate☒ fixed deposit rate for one month adding 1.0% annual rate. Where the Borrower defaults on paying off interest or principal within six months, the delay interest is ten percent, beyond six months, the penalty being twenty percent.

2. This promissory note is exempted from making a refusal certificate, and is exempted from the obligation of notice under Article 89 of Negotiable Instrument Act.

3. Place of payment: No 34, Minzu Road, Xinzhu City

Issuer: SemiLEDs Optoelectronics Co., Ltd.

Representative : Trung Doan

Address: 3F, No. 11 Ke Jung Rd., Chu-Nan Site, Hsinchu Science Park, Chu-Nan 350, Miao Li County, Taiwan, R.O.C.

Issuer:

Address:

Issuer:

Address:

Issuer:

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Power of Attorney

The Borrowers jointly issue and deliver the Bank a promissory note in the amount of NTD 47,500,000, as collateral of its debts, as deemed necessary in accordance with a fact, authorize the Bank or an agent, an employee of the Bank to fill in the due date, the rate, the payment of place, and other items to effectively enforce the right of a promissory note, the Borrower may not withdraw or limit this authorization without a written consent of the Bank.

To: E Sun Bank

Borrower: SemiLEDs Optoelectronics Co., Ltd.

Address: 3F, No. 11 Ke Jung Rd., Chu-Nan Site, Hsinchu Science Park, Chu-Nan 350, Miao Li County, Taiwan, R.O.C.

Representative: Trung Doan

Borrower:

Borrower:

Borrower:

Addendum to the Loan Agreement

The Obligors (the Borrower and the Guarantor) hereinafter apply a loan of NT$49,500,000 from the Bank dated July 22nd, 2009 and entered in to the ☒ Loan; ☐ Bill; ☐ Take-down application agreement with the Bank. The Bank agrees to addend, amend modify the terms of the Agreement according to (3) of the follows:

(1)   The original term of the loan, from             /date has been amended to from           /date to           /date.

(2)   The original interest rate which is based on ☐ base interest rate, or ☐ fixed deposit interest rate marking up 1% of annual interest rate calculated by floating interest rate of the Bank, is now amended and is based on☐ base interest rate, or ☐ fixed deposit interest rate marking up 1% of annual interest rate calculated by floating interest rate of the Bank. Currently the annual interest rate is      %, and the remainder shall be complied with the original terms of the Agreement.

(3) Other amendment: The interests accrued are calculated by 0.91 % of the fixed deposit interest rate for one month, and the markup annual interest rate of 0.80% calculated by floating interest rate of the Bank. However, the interest rate may not be lower than 1.80% of the annual interest rate after the markup.

Except the forgoing amendments, the remainder of the Agreement shall remain in effect.

To: E. Sun Bank

The Borrower: SemiLEDs Optoelectronics Co. Ltd.

(Original Stamp):

Responsible Person: Trung Doan

Address: 3-4F, No. 11 Ke Jumg Rd., Chu-Nan Site, Hsinchu Science Park, Chu-Nan 350 Miao-Li County, Taiwan, R.O.C.

Guarantor:

(Original Stamp):

Address:

Guarantor:

(Original Stamp):

Address:

Guarantor:

(Original Stamp):

Address:

Guarantor:

(Original Stamp):

Address:

Date:

Credit Facility No.: 001455

Stamp:                                         Handled by:                                         Cross Reference: